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Exhibit 23.3

CONSENT OF CARDNO MM&A

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of information contained in our report dated January 22, 2014, appearing in the annual report on Form 10-K of Rhino Resource Partners LP for the year ended December 31, 2013 and to the reference to Cardno MM&A in those filings and any amendments thereto which is part of this Registration Statement.

/s/ K. SCOTT KEIM
Cardno MM&A
Name:	K. Scott Keim
Title:	President
Dated:	October 10, 2014

/s/ J. SCOTT NELSON
Cardno MM&A
Name:	J. Scott Nelson
Title:	Vice President
Dated:	October 10, 2014

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  Exhibit 23.3
CONSENT OF CARDNO MM&A